EXHIBIT (n)(1)


                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                   Multiple Class Plan Pursuant to Rule 18f-3

                              Adopted June 14, 1995
      (as amended and restated February 18, 2004, effective June 30, 2004)


         I.       PREAMBLE.

         Each of the funds listed below (each a "Fund," and collectively the "Funds"), each a portfolio of First American Investment Funds, Inc. (the "Company"), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each Fund:

         Real Estate Securities Fund                             Intermediate Term Bond Fund
         Technology Fund                                         Short Term Bond Fund
         International Fund                                      High Income Bond Fund
         Small Cap Growth Opportunities Fund                     U.S. Government Mortgage Fund
         Small Cap Select Fund                                   Arizona Tax Free Fund
         Small Cap Value Fund                                    California Intermediate Tax Free Fund
         Mid Cap Growth Opportunities Fund                       California Tax Free Fund
         Mid Cap Value Fund                                      Colorado Intermediate Tax Free Fund
         Large Cap Growth Opportunities Fund                     Colorado Tax Free Fund
         Large Cap Select Fund                                   Intermediate Tax Free Fund
         Large Cap Value Fund                                    Minnesota Intermediate Tax Free Fund
         Equity Index Fund                                       Minnesota Tax Free Fund
         Mid Cap Index Fund                                      Missouri Tax Free Fund
         Small Cap Index Fund                                    Nebraska Tax Free Fund
         Balanced Fund                                           Ohio Tax Free Fund
         Equity Income Fund                                      Oregon Intermediate Tax Free Fund
         Corporate Bond Fund                                     Short Tax Free Fund
         Core Bond Fund                                          Tax Free Fund
         Intermediate Government Bond Fund

This Plan sets forth the differences among classes of shares of the Funds, including distribution arrangements, shareholder services, expense allocations, conversion and exchange options, and voting rights.

         II.      ATTRIBUTES OF SHARE CLASSES.

         The attributes of each existing class of the existing Funds (i.e. the Class A, Class B, Class C, Class R(1) and Class Y), with respect to distribution arrangements, shareholder services,


--------
(1) Formerly "Class S" shares. Effective June 29, 2004, Class S shares were renamed "Class R" shares.

transfer agency services, and conversion and exchange options shall be as set forth in the following materials:

         A. Class A, Class B and Class C Prospectuses of the respective Funds in the forms most recently filed with the Securities and Exchange Commission (the "SEC") prior to the date of this Plan as amended (with respect to the Class A, Class B and Class C shares of each Fund which offers such classes of shares).

         B. Class R Prospectuses of the respective Funds in the forms most recently filed with the SEC prior to the date of this Plan as amended (with respect to the Class R shares of each Fund which offers such class of shares).

         C. Class Y Prospectuses of the respective Funds in the forms most recently filed with the SEC prior to the date of this Plan as amended (with respect to the Class Y shares of each Fund).

         D. Statement of Additional Information of the respective Funds in the form most recently filed with the SEC prior to the date of this Plan as amended (with respect to each Fund).

         E. Class A Plan of Distribution in the form approved by the Board of Directors on June 4, 2003 (with respect to the Class A shares of each Fund).

         F. Class B Plan of Distribution in the form approved by the Board of Directors on June 4, 2003 (with respect to the Class B shares of each Fund which offers such class of shares).

         G. Class B Service Plan in the form approved by the Board of Directors on June 4, 2003 (with respect to the Class B shares of each Fund which offers such class of shares).

         H. Class C Plan of Distribution in the form approved by the Board of Directors on June 4, 2003 (with respect to the Class C shares of each Fund which offers such class of shares).

         I. Class C Service Plan in the form approved by the Board of Directors on June 4, 2003 (with respect to the Class C shares of each Fund which offers such class of shares).

         J. Class R Plan of Distribution in the form approved by the Board of Directors on February 18, 2004 (with respect to the Class R shares of each Fund which offers such class of shares).

         K. Class R Service Plan in the form approved by the Board of Directors on February 18, 2004 (with respect to the Class R shares of each Fund which offers such class of shares).

         L. Co-Administration Agreement in the form approved by the Board of Directors on June 4, 2003 (with respect to each class of shares of each Fund).

Expenses of such existing classes of the Funds shall continue to be allocated in the manner set forth in III below. Each such existing class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and shall have separate voting


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

rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

         III.     EXPENSE ALLOCATIONS.

         Expenses of the existing classes of the existing Funds shall be allocated as follows:

         A. Distribution fees and service fees relating to the respective classes of shares, as set forth in the materials referred to in II above, shall be borne exclusively by the classes of shares to which they relate.

         B. Except as set forth in A. above, expenses of the Funds shall be borne at the Fund level and shall not be allocated on a class basis.

         Unless and until this Plan is amended to provide otherwise, the methodology and procedures for allocating income, realized gains and losses, unrealized appreciation and depreciation, and Fund-wide expenses shall be based on the net assets of each class in relation to the net assets of the company ("relative net assets") as set forth in Rule 18f-3(c)(1)(i).

         The foregoing allocations shall in all cases be made in a manner consistent with Revenue Procedure 96-47 (Internal Revenue Code, Section 562) of the Internal Revenue Service.

         IV.      AMENDMENT OF PLAN; PERIODIC REVIEW.

         A. New Funds and New Classes. With respect to any new portfolio of the Company created after the date of this Plan and any new class of shares of the existing Funds created after the date of this Plan, the Board of Directors of the Company shall approve amendments to this Plan setting forth the attributes of the classes of shares of such new portfolio or of such new class of shares.

         B. Material Amendments and Periodic Reviews. The Board of Directors of the Company, including a majority of the independent directors, shall periodically review this Plan for its continued appropriateness and shall approve any material amendment of this Plan as it relates to any class of any Fund covered by this Plan.





















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